Exhibit 99.8

CHERVIL CAPITAL INVEST AG

General Deed of Pledge

1. The undersigned

                                                                Matias Eskenazi Storey, Enrique Eskenazi, Sebastián Eskenazi, Hazel Sylvia Storey de Eskenazi

                    (hereinafter referred to as the pledgors)

herewith pledge in favour of Chervil Capital Invest AG (hereinafter referred to as Chervil) any and all securities, savings and investment books of any kind (hereinafter referred to as the books), loan stock rights not evidenced by certificates (especially securities for which the issue of certificates is deferred), metal deposits and other valuables which at present or in the future are held by Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland (hereinafter referred to as Bank) or are held under its name but for the pledgors’ accounts by any agent or representative of the Bank, as well as any rights to recovery of possession of such assets. Securities which are not in bearer form are pledged to the Bank in accordance with Article 901, Section 2 of the Swiss Civil Code (hereinafter referred to as the SCC). The pledge covers any and all of the pledgors’ accounts held by Credit Suisse, irrespective of the accounts being held in one pledgor’s name only and/or in the name of several pledgors jointly.

The pledgors pledge to Chervil all of their present and future outstanding claims and rights against the Bank. The pledge therefore covers any and all of the pledgors’ assets which are held at the Bank in any and all of the pledgors’ Swiss or foreign currency accounts, metals or coin accounts, including fiduciary investments held by the Bank for the pledgors’ accounts, irrespective of the accounts being held in one pledgor’s name only and/or in the name of several pledgors jointly.

The pledge also includes all forfeited, current and future associated rights such as interest and dividend payments and subscription rights.

2. The purpose of this pledge is to cover any and all claims of Chervil against

              Petersen Energía, Pty Ltd

                               (hereinafter referred to as the debtor)

as a result of any contract or agreement entered into or to be entered into in the future within the framework of business relationships. This applies to both the principal and the accrued and maturing interest, commissions and fees. In the case of several claims, Chervil shall determine for which claim the collateral or liquidation proceeds are liable.

3. Where real estate, commercial paper or negotiable instruments, goods and chattels or securities issued on the basis of goods are pledged as collateral, the pledgors are liable for the customary insurance in respect of the pledged property, real estate, items or goods represented thereby.

The pledgors hereby assign to Chervil all insurance and other private or public law claims (including expropriation claims) accruing to them with respect to the aforementioned securities and property, and Chervil is entitled to effect the necessary communications and to collect such proceeds or indemnification and to give receipt on their behalf.

4. The present pledge shall be in addition to and independent of any existing or future guarantees and shall remain in force until such time as the obligations to Chervil shall have been fulfilled in their entirety. The release of individual pledged items from the pledge does not affect Chervil’s lien on the other pledged items. In the event that collateral is exchanged, the new items shall be subject to this pledge without further formalities. The whole item is subject to this pledge, even if its value is increased by reason of additional payments or for any other reason.

5. Chervil is entitled to call upon the debtor to provide additional collateral if its value decreases or if the ratio of its value to the claims is no longer satisfactory in Chervil’s opinion. Should the debtor not comply with this demand within the period stipulated by Chervil, or fail to duly effect payment for a debt secured under the pledge, all of Chervil’s claims against the debtor automatically become due, entitling Chervil to dispose of the collateral at its discretion (including, without limitation, a purchase by Chervil) and without any formalities and to apply the proceeds thereof to cover its total claims after deduction of any expenses incurred, or to satisfy its lien by set-ff, if necessary, of its claims on the debtor against the pledgors’ claim/s on Chervil, regardless of the currency. In the case of pledged books, Chervil exercises its specified right to dispose of a book by liquidating the book and applying the proceeds thereof to cover its claims. For this purpose Chervil is entitled at its discretion to call in the book for repayment, to collect payments, and to give legally valid receipt thereof.

Should Chervil refrain from exercising its right to dispose of pledged property, or delay in doing so, this neither constitutes a waiver of Chervil’s right nor does it entail any responsibility for Chervil.

Upon its claims becoming due, Chervil shall also be entitled to dispose of the pledged collateral at its discretion, provided, however, previous notice has been given to the debtor. The obligation to give notice shall be waived in the event of impending danger (marked fluctuations in market prices, etc.).

Chervil is entitled to institute ordinary execution for payment of a debt against the debtor without having first to realise the collateral by forced execution or by free sale. In doing so, Chervil does not, however, waive its rights under the lien or pledge.

6. If the deed of pledge is issued on behalf of third parties, all notices shall be deemed to be valid if they have been sent to the debtor. In the case of pledged books, Chervil is entitled to notify the issuer that a book has been pledged. The pledgors undertake to cooperate with Chervil to transfer the collateral to a new buyer. Pledged securities which are not in bearer form are hereby assigned blank to Chervil in the event that it should become necessary to dispose of them.

7. In the case of pledged titles to real estate and other claims on a pledge secured by real property, the pledgors shall undertake all necessary measures, such as applications, giving notice, amortisation, etc., to maintain the rights deriving from the pledge; he relieves Chervil of any responsibility in this regard. Moreover, Chervil shall be entitled, but not compelled, to exercise all those rights and to make decisions which are the prerogative of the pledgors or the owner of the pledged property. In particular Chervil is entitled, but not compelled, in the event of termination of a claim secured by the pledge, to directly terminate the pledgors’ claims against the mortgagor and to exercise all rights against the mortgagor in its own name. In the case of pledged titles to real estate, particularly property owner bonds, it is hereby agreed that in the event of termination by Chervil, no notice shall be required. If the relevant cantonal legislation contains different mandatory provisions, it is hereby agreed that the minimum termination

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notice fixed by the relevant cantonal legislation shall take precedence. Consequently, Chervil shall be authorised to directly collect the capital, interest and other proceeds of the mortgages, and to enforce the claims for rent within the meaning of Art. 806 SCC as if it were the actual owner of the title or pledged real estate title.

In the case of sale or division of the pledged property, the rights which accrue to the creditor according to Arts. 832, 833 and 852 5CC shall be solely vested in Chervil for the duration of the pledge relationship; the pledgors agree to transfer to Chervil any and all of the respective notices which come to their attention without delay and to accept its decision. Non-compliance shall result in the immediate call for repayment of the claims.

In the case of pledged titles to real estate (in particular property owner bonds), the lien shall cover the current annual interest and the annual accrued interest since the title’s date of issue. The interest shall be charged at 5% p.a. unless a higher rate or a higher maximum interest level is specified, in which case the latter takes precedence. Chervil may require part or the whole of either the principal or interest of pledged titles to real estate as collateral for its claims.

8. The place of performance is the location of Chervil. For pledgors currently domiciled abroad or who move their domicile abroad in the future, this remains the place of performance as well as the place of enforcement (special domicile in terms of Article 50 Paragraph 2 of the Swiss Federal Law on Debt Enforcement and Bankruptcy [Schuldbetreibungsund Konkursgesetz]).

All legal relations between the pledgors and Chervil are governed by Swiss law. The sole place of jurisdiction for all legal proceedings is Zurich. Chervil also reserves the right to take legal action against the pledgors before any other competent court.

Place, date	Signature
Zurich 15-02-08	/s/ Matías Eskenazi Storey
Matías Eskenazi Storey
Place, date	Signature
Zurich 15-02-08	/s/ Matías Eskenazi Storey
Matías Eskenazi Storey on behalf of Enrique Eskenazi based on the authorisation dated February 15, 2008
Place, date	Signature
Zurich 15-02-08	/s/ Matías Eskenazi Storey
Matías Eskenazi Storey on behalf of Sebastián Eskenazi based on the authorisation dated February 15, 2008
Place, date	Signature

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Zurich 15-02-08	/s/ Matías Eskenazi Storey
Matías Eskenazi Storey on behalf of Hazel Sylvia Storey de Eskenazi based on the authorisation dated February 15, 2008

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CHERVIL CAPITAL INVEST AG

General Deed of Pledge

1. The undersigned Petersen Energía, Pty Ltd

(hereinafter referred to as the pledgor)

herewith pledges in favor of Chervil Capital Invest AG (hereinafter referred to as Chervil) any and all securities, savings and investment books of any kind (hereinafter referred to as the books), loan stock rights not evidenced by certificates (especially securities for which the issue of certificates is deferred), metal deposits and other valuables which at present or in the future are held by Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland (hereinafter referred to as Bank) or are held under its name but for the pledgor’s accounts by any agent or representative of the Bank, as well as any rights to recovery of possession of such assets. Securities which are not in bearer form are pledged to the Bank in accordance with Article 901, Section 2 of the Swiss Civil Code (hereinafter referred to as the SCC). The pledge covers any and all of the pledgor’s accounts held by Credit Suisse, irrespective of the accounts being held in the pledgor’s name only.

The pledgor pledges to Chervil all of their present and future outstanding claims and rights against the Bank. The pledge therefore covers any and all of the pledgor’s assets which are held at the Bank in any and all of the pledgor’s Swiss or foreign currency accounts, metals or coin accounts, including fiduciary investments held by the Bank for the pledgor’s accounts, irrespective of the accounts being held in one pledgor’s name only.

The pledge also includes all forfeited, current and future associated rights such as interest and dividend payments and subscription rights.

2.	The purpose of this pledge is to cover any and all claims of Chervil against
Petersen Energía, Pty Ltd

(hereinafter referred to as the debtor)

as a result of any contract or agreement entered into or to be entered into in the future within the framework of business relationships. This applies to both the principal and the accrued and maturing interest, commissions and fees. In the case of several claims, Chervil shall determine for which claim the collateral or liquidation proceeds are liable.

3.       Where real estate, commercial paper or negotiable instruments, goods and chattels or securities issued on the basis of goods are pledged as collateral, the pledgor is liable for the customary insurance in respect of the pledged property, real estate, items or goods represented thereby.

The pledgor hereby assigns to Chervil all insurance and other private or public law claims (including expropriation claims) accruing to them with respect to the aforementioned securities and property, and

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Chervil is entitled to effect the necessary communications and to collect such proceeds or indemnification and to give receipt on their behalf.

4.       The present pledge shall be in addition to and independent of any existing or future guarantees and shall remain in force until such time as the obligations to Chervil shall have been fulfilled in their entirety. The release of individual pledged items from the pledge does not affect Chervil’s lien on the other pledged items. In the event that collateral is exchanged, the new items shall be subject to this pledge without further formalities. The whole item is subject to this pledge, even if its value is increased by reason of additional payments or for any other reason.

5.       Chervil is entitled to call upon the debtor to provide additional collateral if its value decreases or if the ratio of its value to the claims is no longer satisfactory in Chervil’s opinion. Should the debtor not comply with this demand within the period stipulated by Chervil, or fail to duly effect payment for a debt secured under the pledge, all of Chervil’s claims against the debtor automatically become due, entitling Chervil to dispose of the collateral at its discretion (including, without limitation, a purchase by Chervil) and without any formalities and to apply the proceeds thereof to cover its total claims after deduction of any expenses incurred, or to satisfy its lien by set-off, if necessary, of its claims on the debtor against the pledgor’s claims on Chervil, regardless of the currency. In the case of pledged books, Chervil exercises its specified right to dispose of a book by liquidating the book and applying the proceeds thereof to cover its claims. For this purpose Chervil is entitled at its discretion to call in the book for repayment, to collect payments, and to give legally valid receipt thereof.

Should Chervil refrain from exercising its right to dispose of pledged property, or delay in doing so, this neither constitutes a waiver of Chervil’s right nor does it entail any responsibility for Chervil.

Upon its claims becoming due, Chervil shall also be entitled to dispose of the pledged collateral at its discretion, provided, however, previous notice has been given to the debtor. The obligation to give notice shall be waived in the event of impending danger (marked fluctuations in market prices, etc.).

Chervil is entitled to institute ordinary execution for payment of a debt against the debtor without having first to realize the collateral by forced execution or by free sale. In doing so, Chervil does not, however, waive its rights under the lien or pledge.

6.       If the deed of pledge is issued on behalf of third parties, all notices shall be deemed to be valid if they have been sent to the debtor. In the case of pledged books, Chervil is entitled to notify the issuer that a book has been pledged. The pledgor undertakes to cooperate with Chervil to transfer the collateral to a new buyer. Pledged securities which are not in bearer form are hereby assigned blank to Chervil in the event that it should become necessary to dispose of them.

7.       In the case of pledged titles to real estate and other claims on a pledge secured by real property, the pledgor shall undertake all necessary measures, such as applications, giving notice, amortization, etc., to maintain the rights deriving from the pledge; he relieves Chervil of any responsibility in this regard. Moreover, Chervil shall be entitled, but not compelled, to exercise all those rights and to make decisions which are the prerogative of the pledgor or the owner of the pledged property. In particular Chervil is entitled, but not compelled, in the event of termination of a claim secured by the pledge, to directly terminate the pledgor’s claims against the mortgagor and to exercise all rights against the mortgagor in its own name. In the case of pledged titles to real estate, particularly property owner bonds, it is hereby agreed that in the event of termination by Chervil, no notice shall be required. If the relevant cantonal legislation contains different mandatory provisions, it is hereby agreed that the minimum termination notice fixed by the relevant cantonal legislation shall take precedence. Consequently, Chervil shall be authorized to directly collect the capital, interest and other proceeds of the mortgages, and to enforce the

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claims for rent within the meaning of Art. 806 SCC as if it were the actual owner of the title or pledged real estate title.

In the case of sale or division of the pledged property, the rights which accrue to the creditor according to Arts. 832, 833 and 852 SCC shall be solely vested in Chervil for the duration of the pledge relationship; the pledgor agrees to transfer to Chervil any and all of the respective notices which come to their attention without delay and to accept is decision. Non-compliance shall result in the immediate call for repayment of the claims.

In the case of pledged titles to real estate (in particular property owner bonds), the lien shall cover the current annual interest and the annual accrued interest since the title’s date of issue. The interest shall be charged at 5% p.a. unless a higher rate or a higher maximum interest level is specified, in which case the latter takes precedence. Chervil may require part or the whole of either the principal or interest of pledged titles to real estate as collateral for its claims.

8.       The place of performance is the location of Chervil. For pledgor currently domiciled abroad or who move their domicile abroad in the future, this remains the place of performance as well as the place of enforcement (special domicile in terms of Article 50 Paragraph 2 of the Swiss Federal Law on Debt Enforcement and Bankruptcy [Schuldbetreibungs- und Konkursgesetz]).

All legal relations between the pledgor and Chervil are governed by Swiss law. The sole place of jurisdiction for all legal proceedings is Zurich. Chervil also reserves the right to take legal action against the pledgor before any other competent court.

Place, date Zuirch 15-02-08	Signature Petersen Energía, Pty Ltd By: /s/ Matías Eskenazi Storey Matías Eskenazi Storey By: /s/ Claudio Cánepa Claudio Cánepa

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[CREDIT SUISSE LETTERHEAD]

Chervil Capital Invest Ltd.

St. Peterstrasse 11

8001 Zurich

Switzerland

February 15, 2008

Pledge holding confirmation

Dear Sirs

We refer to your letter (“Notification of Pledge”) dated February 15, 2008, including appendix, and confirm that we have taken note that our clients (Pledgors) have pledged in your favour all present and future assets held with Credit Suisse, irrespective of the accounts being held in one pledgor’s name only and/or in the name of several pledgors jointly.

We herewith confirm that we have taken note of the pledge in your favour and that we will keep the pledged assets blocked in your favour. The Pledgors remain entitled to manage the pledged assets themselves or to have them managed by third parties all within the limits of the required LTV.

We waive all rights, such as right of lien or set-off, with regard to the pledged assets.

Further, we explicitly confirm that, upon your first written demand, we shall release to you all or part of the pledged assets or that we shall liquidate all or part of the pledged assets and transfer the respective proceeds from such liquidation to you unless we are forced to keep all or part of the pledged assets blocked to the extent required by law, by any applicable rule or regulation or by a specific order issued by any competent authority which we are bound to comply with. We will inform you immediately on any such measure unless prohibited or otherwise stipulated by law, any applicable rule or regulation or the said order itself, but we waive any obligation to represent you and/or the Pledgors before any authority or in any proceedings.

We do not undertake any obligation to monitor the value of the pledged assets or to inform you about it and waive any such responsibility.

The Pledgors hereby irrevocably undertake to comply with the agreed procedures and authorize us to give you any requested information on the pledged assets and to establish with you any contact being necessary in connection with this confirmation. We will disregard any instructions from the Pledgors that might be in conflict with the purpose of this undertaking.

This undertaking is valid until we are released in writing by you.

Credit Suisse remains authorized to charge any fees, commissions as well as any additional expenses and costs that arise in connection with this undertaking.

We reserve our right to terminate the banking relationship with the Pledgors at any time according to our General Conditions.

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This undertaking is governed and construed in accordance by Swiss law. Exclusive place of jurisdiction with respect to this undertaking is Zurich/Switzerland.

Yours very truly

Credit Suisse

Zurich 15-02-08 Place, date	/s/ Michael Lienhardt Michael Lienhardt

Read and approved:
Zurich 15-02-08 Place, date	/s/ Matias Eskenazi Storey Matias Eskenazi Storey
Zurich 15-02-08 Place, date	/s/ Matias Eskenazi Storey Matias Eskenazi Storey on behalf of Enrique Eskenazi based on the authorization dated February 15, 2008
Zurich 15-02-08 Place, date	/s/ Matias Eskenazi Storey Matias Eskenazi Storey on behalf of Sebastian Eskenazi based on the authorization dated February 15, 2008
Zurich 15-02-08 Place, date	/s/ Matias Eskenazi Storey Matias Eskenazi Storey on behalf of Hazel Sylvia de Eskenazi based on the authorization dated February 15, 2008

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